EXHIBIT 99.1

     Progenics Reports Encouraging Preliminary Results with Novel
                           HIV/AIDS Vaccine;
    Vaccine induces antibodies that neutralize clinically relevant strains of HIV

    BANGKOK, Thailand--(BUSINESS WIRE)--July 15, 2004--Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced that its human immunodeficiency virus (HIV) vaccine candidate stimulated the production of specific anti-HIV antibodies in animals. When tested in the laboratory, these antibodies inactivated certain strains of HIV isolated from infected patients. The vaccine-elicited antibodies which were observed to bind to the surface of the virus, rendering it non-infectious - a critical step in preventing the establishment of HIV infection after initial exposure. Such neutralizing antibodies against HIV have been difficult to induce with vaccines currently in development. The Company presented these findings today at the XV International AIDS Conference in Bangkok.
    "A prophylactic HIV vaccine offers the greatest potential for stemming the worldwide spread of AIDS," said John P. Moore, Ph.D., Professor, Department of Microbiology and Immunology, Weill Medical College of Cornell University and a collaborator on the project. "Although there are currently no effective vaccines to prevent HIV infection, a common feature of successful vaccines for other infectious diseases is their ability to rapidly neutralize viruses in newly exposed individuals before the infection can become established. Inducing neutralizing antibodies will be important for developing a preventative AIDS vaccine."
    The vaccine being developed by Progenics and the Weill Medical College is comprised of genetically engineered HIV glycoproteins that closely resemble the complex molecular structure of the spikes found on the surface of the virus. The instability of these spike-like surface structures has hampered efforts to produce an effective preventative vaccine. The collaborating researchers have identified ways to make stable forms of these surface spikes and are now evaluating them in animal models. This research is supported by a $28.6 million contract awarded to Progenics Pharmaceuticals by the National Institutes of Health, an agency of the Department of Health and Human Services.
    "When immunized with our candidate HIV vaccine, rabbits developed antibodies that specifically recognized the viral spike structures and had neutralizing activity against each of two laboratory strains of HIV and two-of-four infectious isolates derived from patients," explained Michael Franti, Ph.D., the Progenics scientist who described the results in an oral presentation at the XV International AIDS Conference. "The next steps are to test the antibodies against a broader range of patient isolates and to replicate and extend these findings in additional preclinical models. Our goal is to advance a prophylactic HIV vaccine into human testing within the next four years."
    Editor's Backgrounder: How is Progenics' HIV vaccine different than other vaccines?
    The surface of HIV is naturally studded with envelope spikes that consist of three copies each of the gp120 and gp41 glycoproteins in a trimeric configuration. These envelope trimers mediate entry of the virus into immune system cells. The objective of a prophylactic HIV vaccine is to provoke the immune system to produce antibodies that target viral envelope proteins and thereby inactivate the virus, or to induce an immune response that targets cells already infected with virus. A successful prophylactic HIV vaccine will most probably include an envelope glycoprotein component to induce neutralizing antibodies.
    The Progenics vaccine is based on modified forms of viral envelope glycoproteins and is designed to induce neutralizing antibodies. The instability of the natural form of the trimer complex has been a major obstacle to the creation of a successful vaccine, as the individual dissociated components, monomeric gp120 and gp41, do not elicit antibodies that neutralize clinical strains of HIV ("primary isolates"). The HIV vaccines most tested to date have relied upon dissociated gp120 subunits to induce an immune response; these approaches have not been successful in large-scale efficacy trials. The collaborating scientists at Progenics Pharmaceuticals and the Weill Medical College of Cornell University have modified the natural sequence of the HIV envelope glycoproteins. The modifications are designed to overcome the natural instability of the trimer while preserving its natural configuration. Details of the trimer stabilization research have been published in the Journal of Virology (vol 74, pp 627-643; vol 74, pp 5091-5100; vol 76, pp 7760-7776 and
vol 76, pp 8875-8889). The stabilized trimers form the basis of the vaccine concept. The stable recombinant trimer vaccine is designed to elicit antibodies that target the more conserved regions of the viral envelope.

    Company Profile

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has five product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV coreceptor CCR5 (in phase 1 studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.
    DISCLOSURE NOTICE: The information contained in this document is current as of July 15, 2004. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note:
    Additional information on Progenics available at http://www.progenics.com.

    CONTACT: Progenics Pharmaceuticals, Inc.
             Richard W. Krawiec, Ph.D., 914-789-2800
             rkrawiec@progenics.com